BLACK DIAMOND FUNDS
                      SUBADVISORY AGREEMENT

         AGREEMENT made as of the ___ day of ________, 2002, by and among Black Diamond Funds, a Delaware business trust, with its principal office and place of business at 1200 South Pine Island Road, Suite 300, Plantation, Florida 33324 (the "Trust"); Black Diamond Asset Management LLC, a Delaware limited liability company, with its principal office and place of business at 1200 South Pine Island Road, Suite 300, Plantation, Florida 33324 (the "Adviser") and Broadmark Asset Management, LLC, a Delaware limited liability company, with its principal office and place of business at 100 Drake's Landing Road, Suite 255, Greenbrae, California 94904 (the "Subadviser").

         WHEREAS, the Adviser has entered into an investment advisory agreement dated the __day of ________ 2002, ("Advisory
Agreement") with the Trust;

         WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended, (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series;

         WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the "Board"), the Adviser acts as investment adviser for each series of the Trust listed on Appendix A hereto (each, a "Series" and, collectively, the "Series");

         WHEREAS, the Trust and Adviser desire to retain the Subadviser to perform investment advisory services for the Series and the Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust and the Adviser hereby employ Subadviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Series and, without limiting the generality of the foregoing, to provide other services as specified herein. The Subadviser accepts this employment and agrees to render its services for the compensation set forth herein.

         (b) In connection therewith, the Trust has delivered or will promptly deliver to the Subadviser copies of (i) the Trust's Trust Instrument, as amended from time to time, (the "Trust Instrument"), (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Trust's current Prospectuses and Statements of Additional Information of each Series (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), and (iv) all procedures adopted by the Trust with respect to any Series and all written instructions adopted by the Board with respect to any Series, and shall promptly furnish the Subadviser with all amendments of or supplements to the foregoing. The Trust shall deliver to the Subadviser (x) a certified copy of the resolution of the Board appointing the Subadviser and authorizing the execution and delivery of this Agreement, (y) a copy of all proxy statements and related materials relating to any Series, and (z) any other documents, materials or information that the Subadviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Subadviser has delivered to the Adviser and the Trust a copy of its (i) Form ADV and (ii) code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). If in the opinion of counsel to the Trust, the code of ethics does not satisfy the requirements of Rule 17j-1, the Subadviser will adopt a code of ethics that does. The Subadviser shall promptly furnish the Adviser and Trust with all amendments of or supplements to the code at least annually.

         SECTION 2.  DUTIES OF THE TRUST AND ADVISER

         (a) In order for the Subadviser to perform the services required by this Agreement, the Trust and the Adviser (i) shall cause all service providers to the Trust to furnish information within a reasonable time relating to any Series to the Subadviser and assist the Subadviser as may be required and (ii) shall ensure that the Subadviser has reasonable access to all records and documents maintained by the Trust, or any service provider to the Trust.

         (b) In order for the Subadviser to perform the services required by this Agreement, the Adviser shall deliver within a reasonable time to the Subadviser all material it provides to the Board in accordance with the Advisory Agreement.

         SECTION 3.  DUTIES OF THE SUBADVISER

         (a) The Subadviser will make decisions with respect to all purchases and sales of securities and other investment assets in each Series to the extent such authority is delegated by the Adviser. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Series. In all purchases, sales and other transactions in securities and other investments for the Series, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

                  Consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Subadviser may allocate brokerage on behalf of the Series to broker-dealers who provide research services. The Subadviser may aggregate sales and purchase orders of the assets of the Series with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates. Whenever the Subadviser simultaneously places orders to purchase or sell the same asset on behalf of a Series and one or more other accounts advised by the Subadviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (b) The Subadviser will report to the Board at each meeting thereof as requested by the Adviser or the Board all material changes in each Series since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Series and the Subadviser, and on its own initiative, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Series' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Series maintain investments, or otherwise. The Subadviser will also furnish the Board with such statistical and analytical information with respect to investments of the Series as the Subadviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Series, the Subadviser will bear in mind the policies set from time to time by the Board (to the extent such policies and limitations have been communicated to the Subadviser), as well as the limitations imposed by the Trust Instrument and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws, the investment objectives, policies and restrictions of the funds.

         (c) The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser. No obligation may be incurred on the Trust's or Adviser's behalf in any such respect.

         (d) The Subadviser will report to the Board all material matters related to the Subadviser's duties hereunder. On an annual basis, the Subadviser shall report on compliance by the access persons of the Series with its Code to the Adviser and to the Board and upon the written request of the Adviser or the Trust, the Subadviser shall permit the Adviser and the Trust, or their respective representatives to examine the reports required to be made to the Subadviser by the access persons of the Series under the Code. The Subadviser will notify the Adviser and the Trust of any change of control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the investment services group of the Subadviser, in each case prior to or promptly after such change.

         (e) The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Subadviser shall be the property of the Trust. The Adviser and the Trust, or their respective representatives, shall have reasonable access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Adviser or the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Adviser and the Trust, or their respective representatives.

         (f) The Subadviser will cooperate with each Series' independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (g) The Subadviser will provide the Series' custodian and fund accountant on each business day with such information relating to all transactions concerning the Series' assets under the Subadviser's control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Subadviser is responsible for assisting in the fair valuation of all Series assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Subadviser for each asset for which the Series' fund accountant does not obtain prices in the ordinary course of business.

         SECTION 4.  COMPENSATION; EXPENSES

         (a) In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to each Series, a fee at an annual rate as listed in Appendix A hereto. [Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Series, the Adviser shall pay to the Subadviser such compensation as shall be payable prior to the effective date of termination.]

         (b) The Subadviser may agree to waive all or part of its fees by separate agreement.

         SECTION 5.  STANDARD OF CARE

         (a) The Trust and Adviser shall expect of the Subadviser, and the Subadviser will give the Trust and Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services hereunder. The Subadviser shall not be liable to the Adviser or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Adviser or the Trust to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder.

         (b) The Subadviser shall not be liable to the Adviser or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to a Series that the Subadviser reasonably believes were made by a duly authorized officer of the Adviser or the Trust, (ii) the advice of counsel to the Trust, and (iii) any written instruction or certified copy of any resolution of the Board.

         (c) The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Subadviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Series immediately upon the later of approval by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Series.

         (b) This Agreement shall remain in effect with respect to a Series for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Series; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Series, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Series, the Subadviser may continue to render to that Series the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Series at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Series or by the Adviser on 60 days' written notice to the Subadviser or (ii) by the Subadviser on 60 days' written notice to the Trust. This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

         SECTION 7.  ACTIVITIES OF THE SUBADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF SUBADVISER.

         The Subadviser represents and warrants that (i) it is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement,
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, and (iv) will promptly notify the Adviser and the Trust of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Series shall not be liable for any obligations of the Trust or of the Series under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Series to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Series.

         SECTION 10.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

         (b) No amendment to this Agreement or the termination of this Agreement with respect to a Series shall effect this Agreement as it pertains to any other Series, nor shall any such amendment require the vote of the shareholders of any other
Series.

         (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (f) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of any other series of the Trust and that no Series or other series of the Trust shall be liable or shall be charged for any debt, obligation or liability of any other Series or series, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of the Subadviser shall be liable at law or in equity for the Subadviser's obligations under this Agreement.

         (l) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person,"
"control" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         (m) Each of the undersigned warrants and represents that he has full power and authority to sign this Agreement on behalf of the party indicated and that his signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.







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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.



                         BLACK DIAMOND FUNDS


                         By:
                             ------------------------------------
                              Name:
                              Title:


                         BLACK DIAMOND ASSET MANAGEMENT LLC


                         By:
                             ------------------------------------
                              Name
                              Title:


                         BROADMARK ASSET Management, LLC


                         By:
                             ------------------------------------
                              Name:
                              Title:

                                                       APPENDIX A
                                                       ----------
                       BLACK DIAMOND FUNDS
                      SUBADVISORY AGREEMENT




                                                Fee as a % of the
                                                 Annual Average
                                                Daily Net Assets
Series of the Trust                               of the Series
Black Diamond Principal Protected 500 Series I         ____%
Black Diamond Principal Protected 100 Series I         ____
Black Diamond Principal Protected 2000 Series I        ____
Black Diamond Principal Protected 400 Series I         ____
Black Diamond Principal Protected HT Series I          ____
Black Diamond Principal Protected BT Series I          ____
Black Diamond Principal Protected FS Series I          ____








04088.0001 #324029